                                                                   EXHIBIT 10.24

                       SEVENTH AMENDMENT TO LOAN AGREEMENT


         This Seventh Amendment to Loan Agreement (this "Amendment"), dated as of September 30, 2002, is made and entered into by and among Natural Gas Services Group, Inc., a Colorado corporation ("Borrower"), Rotary Gas Systems, Inc., a Texas corporation, NGE Leasing, Inc., a Texas corporation, and Great Lakes Compression, Inc., a Colorado corporation (collectively, the "Guarantors") and Western National Bank, a national banking association ("Lender").


                                   WITNESSETH:

         WHEREAS, Borrower and Lender entered into that certain Loan Agreement, dated as of September 15, 1999, as amended by that certain First Amendment and Waiver to Loan Agreement, dated as of March 9, 2001, as further amended by that certain Second Amendment to Loan Agreement, dated as of March 20, 2001, as further amended by that certain Third Amendment and Waiver to Loan Agreement, dated as of July 25, 2001, as further amended by that certain Fourth Amendment to Loan Agreement, dated as of December 12, 2001, as further amended by that certain Fifth Amendment to Loan Agreement, dated as of April 3, 2002, and as further amended by that certain Sixth Amendment to Loan Agreement, dated as of May 6, 2002 (said Loan Agreement, as so amended, the "Agreement"), providing for, among other things, loans to Borrower evidenced by (i) that certain Revolving Line of Credit Promissory Note, dated April 3, 2002, in the original principal amount of $750,000.00, (ii) that certain Consolidated Term Promissory Note, dated April 3, 2002, in the original principal amount of $2,146,660.93, and (iii) that certain Multiple Advance Term Promissory Note, dated April 3, 2002, in the original principal amount of $1,853,340.00.

         WHEREAS, Borrower has requested that Lender provide an additional term loan to Borrower in the amount of $3,500,000.00;

         WHEREAS, Borrower desires to amend the Agreement to provide for (i) the additional term loan and (ii) the other matters set forth herein;

         WHEREAS, the Lender is agreeable to the Borrower's requests but only upon and subject to the terms and provisions which are hereinafter specified.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  DEFINED TERMS.

         In addition to the terms defined in this Amendment, all terms defined in the Agreement, and not otherwise defined herein, shall have the meaning given them in the Agreement when used herein.

SECTION 2.  AMENDMENTS TO LOAN AGREEMENT.

         2.1 Amendment to Definitions. The definition of "Guarantors" and "Notes" contained in Section 1.1 of the Agreement are amended to read as follows:

                  "Guarantors" means Rotary Gas Systems, Inc., NGE Leasing, Inc. and Great Lakes Compression, Inc.

                  "Notes" means the Consolidated Term Promissory Note, the Multiple Advance Term Promissory Note, the Revolving Line of Credit Promissory Note and the Term Promissory Note, as further described in Section 2.1 of this Agreement, as any of the same may be renewed, extended, increased or otherwise modified from time to time.

         2.2 Term Loans. Section 2.1(a) of the Agreement is amended to read in it entirety as follows:

                  The Borrower shall execute and deliver to the Lender the Consolidated Term Promissory Note in the form of Exhibit A-3 hereto in the original principal amount of $2,146,660.93 (the "Consolidated Term Promissory

                  Note"). Principal and interest on the Consolidated Term Promissory Note will be payable at the rate, in the manner and on the dates specified therein.

                  The Borrower shall also execute and deliver to the Lender the Multiple Advance Term Promissory Note in the form of Exhibit A-4 hereto in the original principal amount of $1,853,340.00 (the "Multiple Advance Term Promissory Note"). Subject to and upon the terms and conditions of this Agreement and the Multiple Advance Term Promissory Note, the Borrower may, at any time and from time to time until maturity of the Multiple Advance Term Promissory Note, request one or more Advances and borrow (without the ability to reborrow amounts prepaid under the Multiple Advance Term Promissory Note) under the Multiple Advance Term Promissory Note; provided, however, the cumulative aggregate principal amount of all Advances under the Multiple Advance Term Promissory Note shall not exceed $1,853,340.00. The Multiple Advance Term Promissory Note, including the loans evidenced thereby, is a multiple advance term loan facility and shall not be construed as a revolving line of credit as reborrowings are not permitted. Principal and interest on the Multiple Advance Term Promissory Note will be payable at the rate, in the manner and on the dates specified therein.

                  The Borrower shall also execute and deliver to the Lender the Term Promissory Note in the form of Exhibit A-5 hereto in the original principal amount of $3,500,000.00 (the "Term Promissory Note"). Principal and interest on the Term Promissory Note will be payable at the rate, in the manner and on the dates specified therein.

         2.3 Order of Application. Section 2.6 of the Agreement is amended to read in full as follows:

                  2.6 Order of Application. Except as otherwise provided in the Loan Papers, all payments and prepayments on the Obligations, including proceeds from the exercise of any Rights of Lender under the Loan Papers, shall be applied to the Obligations in the following order: (i) first, to reasonable expenses for which Lender shall not have been reimbursed under the Loan Papers and then to all amounts to which Lender is entitled to indemnification under the Loan Papers; (ii) to the accrued interest on the Note being paid or prepaid; (iii) to the principal of the Note being paid or prepaid and, with regard to the Consolidated Term Promissory Note and the Term Promissory Note, applied upon installments of most remote maturity; and (iv) to the remaining Obligations.

         2.4 Purpose of Loan. Section 4.11(a) of the Agreement is amended to read in full as follows:

                  (a) with respect to loans made pursuant to and evidenced by the Consolidated Term Promissory Note, in renewal, rearrangement and consolidation of (i) that certain Term Promissory Note, dated September 15, 1999, in the original principal amount of $1,500,000.00, (ii) that certain Term B Promissory Note, dated March 9, 2001, in the original principal amount of $700,000.00 and (iii) that certain Term C Promissory Note, dated December 12, 2001, in the original principal amount of $750,000.00; with respect to loans made pursuant to and evidenced by the Multiple Advance Term Promissory Note, for the purchase of equipment to be used in the construction of natural gas compressors and for purchasing natural gas compressors; and with respect to loans made pursuant to and evidenced by the Term Promissory Note, solely for the payment of indebtedness owed by the Borrower to Dominion Michigan Petroleum Services, Inc.

         2.5 Subsidiaries. Section 4.18 of the Agreement is amended to read in full as follows:

                  4.18 Subsidiaries. The following constitute all the Subsidiaries of the Borrower at September 24, 2002:

                                    NGE Leasing, Inc.
                                    Rotary Gas Systems, Inc.
                                    Great Lakes Compression, Inc.


                  Each Subsidiary listed above is wholly-owned by the Borrower., In addition to the above Subsidiaries, the Borrower owns a non-controlling 50% interest in a joint venture, Hy-Bon Rotary Compression, LLC.

         2.6 Financial Statements and Other Information. Sections 5.1(a) and 5.1(b) of the Agreement are amended to read in full as follows:

                  (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Hein + Associates LLP or other independent certified public accounting firm of recognized standing acceptable to the Lender;

                  (b) as soon as available, but in any event not later than 45 days after the end of each month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and changes in cash flows of the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the most recent fiscal year to the end of such month, certified by the chief financial officer of the Borrower (subject to normal year-end audit adjustments);

         A new subparagraph (l) is also added to Section 5.1 of the Agreement which reads in full as follows:

                  (l) As soon as available and in any event within 15 days after the filing thereof with the U.S. Internal Revenue Service, a complete and correct copy of each federal income tax return, together with all schedules, attachments and exhibits thereto, filed by the Borrower with the U.S. Internal Revenue Service.

         2.7 Consolidated Current Ratio. Section 6.1(a) of the Agreement is amended to read in full as follows:

                  (a) Consolidated Current Ratio. Permit the Consolidated Current Ratio, as defined herein and calculated pursuant to Exhibit L hereto, to be less than 1.5 to 1.0 as of October 31, 2002 and as of the end of each month after October 31, 2002.

         2.8 Consolidated Tangible Net Worth. Section 6.1(b) of the Agreement is amended to read in full as follows:

                  (b) Consolidated Tangible Net Worth Ratio. Permit the Consolidated Tangible Net Worth, as defined herein and calculated pursuant to Exhibit M hereto, to be less than $11,500,000.00 as of October 31, 2002 and as of the end of each month after October 31, 2002.

         2.9 Consolidated Debt to Consolidated Tangible Net Worth Ratio. Section 6.1(d) of the Agreement is amended to read in full as follows:

                  (d) Consolidated Debt to Consolidated Tangible Net Worth Ratio. Permit the ratio of (i) Consolidated Debt to (ii) Consolidated Tangible Net Worth, as such terms are defined herein and calculated pursuant to Exhibit O hereof, to be more than 1.00 to 1.00 as of October 31, 2002 and as of the end of each month after October 31, 2002.

         2.10 Events of Default. A new subparagraph (m) is added to Section 7.1 of the Agreement which reads in full as follows:

                  (m) if, at any time, the then existing President of the Borrower or the then existing Chief Executive Officer (if there shall be one) of the Borrower ceases, for any reason, to hold such office and a replacement for such officer acceptable to Lender is not appointed within 120 days thereafter.

         2.11 New Exhibit. There is added to the Agreement a new Exhibit A-5 which is identical to Exhibit A-5 attached to this Amendment.


SECTION 3.  REPRESENTATIONS AND WARRANTIES.

         To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to the Lender as follows:

         (a) Borrower has the corporate power, authority and legal right (i) to make and deliver this Amendment and the Term Promissory Note; (ii) to perform its obligations under the Notes and the Agreement, as amended hereby; and (iii) Borrower has taken all action necessary to authorize the execution and delivery of the Term Promissory Note, this Amendment and the performance of the Agreement, as amended hereby.

         (b) This Amendment and the Term Promissory Note have been duly executed and delivered on behalf of Borrower by its duly authorized officer, and this Amendment and the Term Promissory Note each constitute a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) The execution, delivery and performance by Borrower of this Amendment and the transactions contemplated hereby do not violate or constitute a default under any provision of applicable law or any agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower, except Liens expressly permitted by the Agreement.

         (d) the representations and warranties contained in Article IV of the Agreement are true and correct on and as of the date hereof as though made on and as of the hereof.

         (e) The state organizational numbers and federal tax identification numbers for the Borrower and each Subsidiary are as follows:


                                                                    State                        Federal Tax
                                                                Organizational                 Identification
                                                                    Number                         Number
                                                                --------------                 --------------
Natural Gas Services Group, Inc.                                  19981223954                    75-2811855
NGE Leasing, Inc.                                                  0138732700                    75-2746480
Rotary Gas Systems, Inc.                                           0113184200                    74-2551158
Great Lakes Compression, Inc.                                     20011027485                    91-2103644
Hy-Bon Rotary Compression, LLC                                     0706734622                    75-2895123

         (f) no Event of Default has occurred and is continuing (before and after giving effect to this Amendment).


SECTION 4.  RATIFICATION OF SECURITY DOCUMENTS.

         Borrower and each Guarantor hereby (a) ratify and confirm in all respects (i) each pledge agreement, security agreement, guaranty agreement and each other agreement (as any of the same have been amended or restated) to which it is a party, and (b) acknowledge, understand and agree that (i) all such pledge agreements, security agreements, guaranty agreements and other agreements are and shall continue to remain in full force and effect in accordance with the terms thereof, as previously amended or as any of the same are amended in connection with this Amendment, and that (ii) payment of the Consolidated Term Promissory Note, the Multiple Advance Term Promissory Note, the Revolving Line of Credit Promissory Note and the Term Promissory Note is secured by all such agreements. The amendments contemplated hereby shall not limit or impair any Bank Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as renewed and consolidated and increased pursuant hereto.


SECTION 5.  CONDITIONS PRECEDENT.

         This Amendment and the Lender's commitment to make additional loans to the Borrower evidenced by the Term Promissory Note shall be effective only upon satisfaction of the following conditions precedent:

         (a) Lender shall have received counterparts of this Amendment duly executed and delivered by the Borrower and Guarantors;

         (b) Lender shall have received the Term Promissory Note in the form of Exhibit A-5 hereto, executed and delivered by a duly authorized officer of Borrower;

         (c) no Event of Default shall have occurred and be continuing as of the date of this Amendment, both before and after giving effect to this Amendment;

         (d) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Amendment, the Term Promissory Note and the other Loan Papers to be entered into in connection herewith to which it is a party, and (ii) the borrowings contemplated hereby, certified by its Secretary or Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender;

         (e) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of Rotary Gas Systems, Inc. authorizing the execution, delivery and performance of this Amendment, the Guaranty ( as defined in paragraph (h) below) and the other Loan Papers to be entered into in connection herewith to which it is a party, certified by its Secretary or Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender; and

         (f) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of NGE Leasing, Inc. authorizing the execution, delivery and performance of this Amendment, the Guaranty ( as defined in paragraph (h) below) and the other Loan Papers to be entered into in connection herewith to which it is a party, certified by its Secretary or Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender;

         (g) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of Great Lakes Compression, Inc. authorizing the execution, delivery and performance of this Amendment, the Guaranty ( as defined in paragraph (h) below) and the other Loan Papers to be entered into in connection herewith to which it is a party, certified by its Secretary or Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender;

         (h) Borrower's registration statement on Form SB-2, No. 333-88314 (the "Registration Statement"), filed by Borrower with the Securities and Exchange Commission ("SEC") shall have become effective under and in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, and evidence thereof satisfactory to Lender in its sole discretion shall have been delivered to Lender;

         (i) the net proceeds to the Borrower from the sale of its securities pursuant to the Registration Statement shall not be less than $7,000,000.00;

         (j) Wayne L. Vinson shall have executed and delivered to the Lender an assignment of life insurance policy or policies on his life in the face amount of not less than $1,000,000.00, together with the proceeds thereof, in form and substance satisfactory to the Lender and issued by an insurance company or companies acceptable to the Lender in its sole discretion;

         (k) Lender shall have received from each of Rotary Gas Systems, Inc., NGE Leasing, Inc. and Great Lakes Compression, Inc. a Guaranty Agreement (the "Guaranty") in form and substance satisfactory to Lender in its sole discretion;

         (l) Lender shall have received from each of Rotary Gas Systems, Inc., NGE Leasing, Inc. and Borrower, a Second Amended and Restated Security Agreement in form and substance satisfactory to Lender in its sole discretion;

         (m) Lender shall have received from Great Lakes Compression, Inc. a Security Agreement in form and substance satisfactory to Lender in its sole discretion;

         (n) Lender shall have received from Borrower a Second Amended and Restated Stock Pledge Agreement granting and conveying to the Lender Bank Liens in and to all of the outstanding shares of capital stock of Rotary Gas Systems, Inc.; a First Amended and Restated Stock Pledge Agreement granting and conveying to the Lender Bank Liens in and to all of the outstanding shares of capital stock of NGE Leasing, Inc.; and a Stock Pledge Agreement granting and conveying to the Lender Bank Liens in and to all of the outstanding shares of capital stock of Great Lakes Compression, Inc.;

         (o) Lender shall have received from Borrower a Pledge Agreement granting and conveying to the Lender Bank Liens in and to all membership interests in Hy-Bon Rotary Compression, LLC owned by Borrower;

         (p) Dominion Michigan Petroleum Services, Inc. or any of its affiliates claiming a Lien in any of the assets or shares of stock of Great Lakes Compression, Inc. shall have released, by instruments in form and substance satisfactory to Lender in its sole discretion, (A) all Liens they may have or claim in, to or on (i) any assets or property owned by Great Lakes Compression, Inc. and (ii) any shares of capital stock issued by Great Lakes Compression, Inc., and (B) Borrower from each and any guaranty executed and delivered by Borrower to Great Lakes Compression, Inc., a Michigan corporation.

         (q) Lender shall have received a copy of the charter documents of Great Lakes Compression, Inc. and all amendments thereto, certified by the appropriate official of its state of organization, and a copy of the bylaws of Great Lakes Compression, Inc.

         (r) Lender shall have received the fees required by Section 14 of this Amendment; and

         (s) Lender shall have received such other agreements, opinions, documents and instruments as Lender may require in its sole discretion.

         Lender, in its sole discretion, may (but shall not be obligated to) fund loans to the Borrower notwithstanding the fact that one or more of the foregoing conditions have not been satisfied, have not occurred or do not exist, but such action by Lender shall not be deemed to be a waiver of the requirement that any such condition be satisfied, have occurred and/or exist as a condition precedent to any future disbursements by Lender pursuant to this Amendment, the Agreement or any of the other Loan Papers.


SECTION 6.  NO OTHER AMENDMENTS; RATIFICATION OF LOAN PAPERS.

         Except as expressly amended and modified by this Amendment, all of the provisions and covenants of the Agreement, all exhibits thereto and all other Loan Papers (as any of the same have been amended) are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed by Borrower, the Subsidiaries parties hereto and the Guarantors as of the date of this Amendment as if the Agreement and such other Loan Papers were reexecuted as of the date of this Amendment.


SECTION 7.  NO ADDITIONAL COMMITMENTS.

         Borrower and Guarantors understand, acknowledge and agree that Lender has not made any commitments, and has no obligation, to renew, extend, refinance, increase or otherwise modify any of the Notes after the respective maturity date of each such Note.

SECTION 8.  RELEASE.

         The Borrower and Guarantors hereby release the Lender and its officers, directors, shareholders, agents, employees, attorneys, agents and representatives (collectively, the "Released Parties") from any and all (i) damages, claims, liabilities, causes of action, contracts or controversies of any type, kind, nature, description or character; (ii) debts, accounts, sums of money, compensation, losses, costs or expense; (iii) breaches of contract, duty or any other type of relationship;(iv) acts of omission, negligence, misfeasance or malfeasance; and (v) commitments or promises of any type made prior to the date hereof (the matters described in the preceding clauses (i) through (v), inclusive, being herein called the "Claims", whether or not the Claims are now known, unknown, or unforeseen, or are liquidated or unliquidated, which in any manner arise out of, or relate to, the Notes, this Amendment, the Agreement or otherwise arising out of facts or events existing or occurring prior to the date hereof; including, without limitation, any Claims of the Borrower relating to:
(a) the negotiation of the terms of the Term Promissory Note, this Amendment or the Agreement; or (b) any action or inaction of any of the Released Parties with respect to the Notes, this Amendment or the Agreement.


SECTION 9.  GOVERNING LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


SECTION 10.  GLOBAL AMENDMENT OF LOAN PAPERS.

         All of the Loan Papers are hereby modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments to the Agreement as set forth herein, and Borrower, the Subsidiaries and Guarantors covenant to observe, comply with and perform each of the terms and provisions of the Loan Papers to which they are parties, as modified hereby. Each Loan Paper to which Borrower and the Subsidiaries or any Guarantor is a party is hereby amended so that any reference in each such Loan Paper to the Agreement shall mean a reference to the Agreement as amended hereby.

SECTION 11.  COUNTERPARTS.

         This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 12.  FINAL AGREEMENT.

         THE AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 13.  DISCHARGE OF CERTAIN GUARANTORS.

         As soon as practicable after each and all of the conditions precedent set forth in Section 5 of this Amendment have been fully and completely satisfied, Lender will release and discharge each of Wallace C. Sparkman, Danny
M. Crocker, Wallace O. Sellers, CAV-RDV, LTD., Richard L. Yadon and Diamente Investments, L.P. from any and all liabilities and obligations arising out of their respective Limited Guaranty's executed and delivered to the Lender in connection with the Agreement.


SECTION 14.  COMMITMENT AND ARRANGEMENT FEE.

         The Borrower shall pay to the Lender a one-time nonrefundable commitment and arrangement fee in the amount of $17,500.00.


SECTION 15.  WAIVER.

         The Lender hereby waives Borrower's non-compliance with Section 6.1(a) of the Agreement until September 29, 2002.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date and year first above written.


                               BORROWER:

                                        NATURAL GAS SERVICES GROUP, INC.



                                        By: /s/ WAYNE L. VINSON
                                           -------------------------------------
                                                 Wayne L. Vinson, President



                               LENDER:

                                        WESTERN NATIONAL BANK



                                        By: /s/ SCOTT A. LOVETT
                                           -------------------------------------
                                                 Scott A. Lovett, Executive
                                                       Vice President

                                   GUARANTORS:


                                        ROTARY GAS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                               Wayne L. Vinson, President


                                        NGE LEASING, INC.


                                        By:
                                           -------------------------------------
                                               Wallace C. Sparkman, President



                                        GREAT LAKES COMPRESSION, INC.


                                        By:
                                           -------------------------------------
                                               Ronald D. Bingham, President

                                   EXHIBIT A-5



                              TERM PROMISSORY NOTE



$3,500,000.00                                            September 30, 2002

         FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation ("Borrower"), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association ("Lender"), in Midland, Midland County, Texas, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) one percent (1.00%) over the Prime Rate (the "Established Rate") in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Term Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

         This Note is the Term Promissory Note referred to in the Loan Agreement, dated as of September 15, 1999, as amended by that certain First Amendment and Waiver to Loan Agreement, dated as of March 9, 2001, as further amended by that certain Second Amendment to Loan Agreement, dated as of March 20, 2001, as further amended by that certain Third Amendment and Waiver to Loan Agreement, dated as of July 25, 2001, as further amended by that certain Fourth Amendment to Loan Agreement, dated as of December 12, 2001, as further amended by that certain Fifth Amendment to Loan Agreement, dated as of April 3, 2002, as further amended by that certain Sixth Amendment to Loan Agreement, dated as of May 6, 2002, and as further amended by that certain Seventh Amendment to Loan Agreement dated as of September 30, 2002 (said Loan Agreement, as amended, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Borrower and Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

         The principal of this Note shall be due and payable (a) in fifty-nine consecutive monthly installments of $58,333.00 each, with the first such installment being due and payable on November 15, 2002, and a like installment being due and payable on the fifteenth day of each succeeding month to and including September 15, 2007; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on October 15, 2007. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

         This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

         Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

         It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

         To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.


                                NATURAL GAS SERVICES GROUP, INC.


                                By:
                                   ---------------------------------------------
                                      Wayne L. Vinson, President